Exhibit 99.1

Dayton Superior Reports First Quarter Results

    DAYTON, Ohio--(BUSINESS WIRE)--May 13, 2003--Dayton Superior today reported that sales for the first quarter 2003 were $68.2 million, a 13.1% decline from the first quarter 2002 sales of $78.5 million. The sales decrease is attributable to a slack economic environment that has led to a nationwide decline in non-residential and public works construction activity, compounded by an unusually severe winter which resulted in numerous construction delays.
    Gross margin for the first quarter of 2003 was 30.8% compared to 33.8% in the first quarter of 2002. This was due primarily to a combination of the fixed cost impact on a lower sales level, as well as modest pricing pressures. The decline in gross margins was partially offset by management's aggressive actions to cut SG&A expenses. These expenses declined by 15.8%, a significantly faster rate than the sales decline, resulting in a 90 basis point improvement in Dayton Superior's ratio of SG&A expenses to net sales. This ratio improved to 28.7% in the recent quarter from the 29.6% posted in the first quarter of 2002.
    Income from operations for the first quarter of 2003 was $0.9 million compared to $3.1 million in the first quarter of 2002. Operating income margin in the first quarter of 2003 was 1.3% versus 3.9% in the comparable period of 2002 due to the above mentioned factors.
    The Company's EBITDA margin (see definition and reconciliation to operating income following the last financial table in the accompanying tables) was substantially maintained during the quarter at 10.5% versus 10.6% in the year-earlier quarter, a solid achievement in view of the size of the sales decline. In absolute dollars, first quarter 2003 EBITDA (see definition and reconciliation to operating income following the last financial table in the accompanying tables) decreased by 13.7% to $7.2 million from the year-earlier first quarter EBITDA of $8.3 million.
    The Company reported a loss before cumulative effect of change in accounting principle in the first quarter of 2003 of $5.4 million, compared to a loss of $3.0 million for the same period in the prior year.
    Stephen R. Morrey, Dayton Superior's President and Chief Executive Officer said, "We continued to see a slowdown in construction activity in the first quarter of 2003, which negatively impacted our top line and our gross margins. However, we combated this by continuing to hold the line on our SG&A expenses. These actions helped us keep our EBITDA margins flat with prior year levels, despite the 13.1% decline in sales. We continue to take additional actions to aggressively trim our costs. I am proud of how our employees have continued to perform in a very challenging environment."
    The Company has scheduled a conference call at 11:00 a.m. EDT, Wednesday, May 14, 2003, to discuss the first quarter 2003 results. The conference call can be accessed by dialing 1-952-556-2804. A replay of the call will be available from 2:00 p.m. EDT on May 14, 2003 through 11:59 p.m. on May 21, 2003 by calling 1-800-615-3210 and entering reservation #135888.

    Dayton Superior Corporation, with annual revenues of $378 million, is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and metal accessories used in masonry construction and has an expanding construction chemicals business. The Company's products, which are marketed under the Dayton Superior(R), Dayton/Richmond(R), Symons(R), American Highway Technology(R) and Dur-O-Wal(R) names, among others, are used primarily in two segments of the construction industry: non-residential buildings and infrastructure construction projects.

    "Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control, such as the general economy, governmental expenditures and changes in banking and tax laws; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the seasonality of the construction industry; and the amount of debt Dayton Superior must service. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Registration Statement on Form S-4, Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission."

                            (tables follow)

                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)




                                        For the fiscal quarter ended:
                                         Mar. 28, 2003   Mar. 29, 2002

Net Sales                                     $68,223         $78,502

Cost of Sales                                  47,223          51,985
Gross Profit                                   21,000          26,517
Gross Margin                                     30.8%           33.8%

Selling, General & Administrative              19,561          23,228
Selling, General & Administrative %              28.7%           29.6%
Facility Closing and Severance Expenses           395             121
Amortization of Intangibles                       129              73
Operating Income                                  915           3,095
Operating Margin                                  1.3%            3.9%

Interest Expense                                8,061           8,006
Other Expense                                      41             105
Loss Before Income Taxes                       (7,187)         (5,016)
Pretax Margin                                  (10.5%)          (6.4%)

Benefit for Income Taxes                       (1,797)         (2,006)
Effective Tax Rate                               25.0%           40.0%
Net Loss Before Cumulative Effect of
 Change in Accounting Principle                (5,390)         (3,010)

Cumulative Effect of Change in
 Accounting Principle, Net of Income Tax
 Benefit of $2,754                                  -         (17,140)

Net Loss                                      ($5,390)       ($20,150)

EBITDA(A)                                      $7,172          $8,309

EBITDA Margin(A)                                 10.5%           10.6%


    (A) See definition and reconciliation to operating income following the last financial table

                      Dayton Superior Corporation
                        Segment Data, Unaudited
                            (in thousands)



                                        For the fiscal quarter ended:
                                        Mar. 28, 2003    Mar. 29, 2002

Sales:
    Construction Products Group              $47,381          $56,126
    Symons                                    24,762           26,748
    Intersegment Eliminations                 (3,920)          (4,272)
                                       --------------   --------------
        Net Sales                            $68,223          $78,502

Income from Operations:
    Construction Products Group               $1,242           $4,069
    Symons                                     4,900            4,026
    Corporate                                 (3,034)          (3,015)
    Intersegment Eliminations                 (2,193)          (1,985)
                                       --------------   --------------
        Income from Operations                  $915           $3,095


                      Dayton Superior Corporation
                 Supplementary Information, Unaudited


                                              % Change 2003 vs. 2002
                                                    First Quarter
Results of Operations:

Construction Products Group                              (15.6%)
Symons                                                    (7.1%)

Net Sales                                                (13.1%)
Gross Profit                                             (20.8%)

Selling, General & Administrative                        (15.8%)
Facility Closing & Severance Expenses                    226.4%
Amortization of Intangibles                               76.7%

Operating Income                                         (70.4%)

EBITDA(A)                                                (13.7%)


    (A) See definition and reconciliation to operating income following the last financial table


                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)



                                                     As of:
                                          Mar. 28, 2003  Dec. 31, 2002
Summary Balance Sheet:
Cash                                            $4,480         $2,404
Accounts Receivable, Net                        54,841         61,165
Inventories                                     55,709         47,911
Other Current Assets                            20,364         17,257
Total Current Assets                           135,394        128,737
Rental Equipment, Net                           70,089         63,160
Property & Equipment, Net                       62,429         61,246
Goodwill & Other Assets                        121,690        120,828
Total Assets                                  $389,602       $373,971

Current Portion of Long-Term Debt              $ 8,677        $ 6,991
Accounts Payable                                29,398         25,667
Other Current Liabilities                       29,804         30,328
Total Current Liabilities                       67,879         62,986
Long-Term Debt                                 309,174        292,545
Other Long-Term Liabilities                     21,930         22,681
Shareholders' Deficit                           (9,381)        (4,241)
Total Liabilities &
  Shareholders' Deficit                       $389,602       $373,971


                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)



                                         For the fiscal quarter ended:
                                          Mar. 28, 2003  Mar. 29, 2002

Net Loss                                       ($5,390)      ($20,150)
Non-Cash Adjustments to Net Loss                (1,092)        18,230
Changes in Assets and Liabilities               (2,871)       (13,441)
Net Cash Used in Operating Activities           (9,353)       (15,361)

Property, Plant and Equipment
   Additions, Net                               (2,511)        (3,847)
Rental Equipment Additions, Net                 (2,360)         1,571
Net Cash Used In Investing Activities           (4,871)        (2,276)

Financing Activities                            16,102         14,393
Other, Net                                         198             47
Net Increase (Decrease) in Cash                 $2,076        ($3,197)


                      Dayton Superior Corporation
          Definitions and Reconciliation of Operating Income
                         to EBITDA, Unaudited
                            (in thousands)



                                         For the fiscal quarter ended:
                                          Mar. 28, 2003  Mar. 29, 2002


Operating Income                                  $915         $3,095
Facility Closing and Severance  Expenses           395            121
Depreciation Expense                             5,733          5,020
Amortization of Goodwill and Intangibles           129             73
                                         --------------  -------------
  EBITDA                                        $7,172         $8,309

Operating Income Margin:
 Income from Operations                           $915         $3,095
 Net Sales                                      68,223         78,502
                                         --------------  -------------
   Operating Income Margin                         1.3%           3.9%

EBITDA Margin:
  EBITDA                                        $7,172         $8,309
  Net Sales                                     68,223         78,502
                                         --------------  -------------
   EBITDA Margin                                  10.5%          10.6%


    Note:

    EBITDA, as defined in our credit agreement and as we use it in this press release, is calculated as earnings before interest expense, benefit for income taxes, depreciation expense, amortization of intangibles, facility closing and severance expenses, and other expense. EBITDA margin, as we use it in this press release, is calculated as EBITDA divided by net sales. Dayton Superior believes that certain investors may find EBITDA to be a useful tool for measuring a company's ability to service its debt. EBITDA does not represent net cash flows from operating activities, as defined by U.S. generally accepted accounting principles, and is not a substitute for operating income as an indicator of operating performance or operating cash flows as a measure of liquidity. The way we calculate EBITDA may differ from that used by other companies and, therefore, comparability may be limited.

    CONTACT: Dayton Superior Corporation
             Alan F. McIlroy, 937/428-7172
             Fax: 937/428-9115